Exhibit 10.3

Form of Warrant Exchange Agreement

This Warrant Exchange Agreement, dated as of September 21, 2010, among Tudou Holdings Limited, a company formed under the laws of the Cayman Islands (the “Company”), StarCloud Media Co., Limited, a company formed under the laws of the British Virgin Islands (“StarCloud Media”) and Column A (the “Warrant Holder”).

BACKRGOUND

StarCloud Media has issued to the Warrant Holder, and the Warrant Holder has accepted, that certain Warrant to Purchase Series E or Series D Preferred Shares dated March 9, 2010 (the “Instrument of Warrant”) attached hereto as Annex A, under which StarCloud Media granted the Warrant Holder the right to purchase up to Column B (the total exercise price) worth of Series E Preferred Shares or Series D Preferred Shares of StarCloud Media (the “Warrant”), at the exercise price per share as determined thereunder, and all of the Warrant remains unexercised as of the date hereof.

The Company and StarCloud Media intends to complete a reorganization pursuant to which the Company will acquire from the shareholders of StarCloud Media 100% of the equity interests in StarCloud Media on a fully diluted basis in exchange for shares in the Company.

In connection with the reorganization, the Company, StarCloud Media and the Warrant Holder desire to exchange the Warrant for warrant to purchase Series E Preferred Shares or Series D Preferred Shares in the Company.

AGREEMENT

1. Warrant of the Company. The Company hereby grants the Warrant Holder a warrant substantially in the form as set forth in Annex B (“New Warrant”) to purchase up to Column B (the total exercise price) worth of Series E Preferred Shares or Series D Preferred Shares of the Company in exchange for the Warrant that are hereby cancelled under Section 2.

2. Cancellation of the Warrant. Upon the issuance of the New Warrant, the Warrant will be cancelled, and the Warrant Holder releases StarCloud Media from all its obligations under the Instrument of Warrant. Without limiting the generality of the preceding sentence, the Warrant Holder hereby surrenders and waives all rights that it has in respect of all of its unexercised Warrant and the unexercised Warrant is hereby cancelled. The Warrant Holder acknowledges and agrees that (a) no Warrant will be exercisable for any Series E Preferred Shares or Series D Preferred Shares of StarCloud Media, and (b) the Warrant Holder does not have any further equity or other ownership interest in StarCloud Media whatsoever in respect of its unexercised Warrant, or the right to obtain the same, including, without limitation, any right to receive any distributions from, or exercise any control over, StarCloud Media.

3. Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter.

4. Governing Law. This Agreement shall be governed by the laws of the State of New York.

5. Counterparts. This Agreement may be executed in three counterparts, each of which shall be deemed an original and will be held by one party hereto, but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TUDOU HOLDINGS LIMITED

/s/ Wei Wang
Name:
Title:

STARCLOUD MEDIA CO., LIMITED

/s/ Wei Wang
Name:
Title:

WARRANT HOLDER:

Column A

Column C

/s/ Column D
Name: Column D
Title: Column E

Annex A

STARCLOUD MEDIA CO., LIMITED

WARRANT TO PURCHASE SERIES E OR SERIES D PREFERRED SHARES

Annex B

TUDOU HOLDINGS LIMITED

WARRANT TO PURCHASE SERIES E OR SERIES D PREFERRED SHARES

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES ISSUABLE UNDER THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE SERIES E FINANCING DOCUMENTS OR THE REORGANIZATION DOCUMENTS, AS APPLICABLE, BY AND AMONG THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER PARTIES NAMED THEREIN. COPIES OF SUCH DOCUMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(Subject to Adjustment)

Warrant No. Column F	Date: September 21, 2010

THIS CERTIFIES THAT, for value received, Column A (the “Holder”), is entitled, subject to the terms and conditions of this Warrant, at any time during the Exercise Period (as defined below), to purchase from Tudou Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”) up to Column B (the “Exercise Price”) worth of Series E Preferred Shares or Series D Preferred Shares of the Company, par value US$0.0001 per share (the “Warrant Shares”), at the Exercise Price Per Share (as defined below). Whether the Warrant Shares will be Series E Preferred Shares or Series D Preferred Shares will be determined as provided herein. The Exercise Price Per Share and the number of Warrant Shares to be issued will be determined, and are subject to adjustment and change, as provided herein. This Warrant is one of a series of warrants containing substantially identical terms and conditions issued to several holders pursuant to that certain convertible loan agreement dated March 5th, 2010 (the “Convertible Loan Agreement”), among StarCloud Media Co., Limited, or the StarCloud Media, the Holder and certain other parties named therein.

1. Certain Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Convertible Loan Agreement. As used in this Warrant the following terms shall have the following respective meanings:

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of a Holder, shall include (i) any Person who holds Shares as a nominee for such Holder, (ii) any shareholder of such Holder, (iii) any entity or individual which has a direct and indirect interest in such Holder (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Holder or its fund manager, (v) the relatives of any individual referred to in (iii) above, and (vi) any trust Controlled by or held for the benefit of such individuals.

“Board” shall mean the board of directors of the Company.

“Control” with respect to any third Person means having the ability to direct the management and affairs of such third Person, and such ability shall be deemed to exist (a) when any Person holds at least twenty percent (20%) of the outstanding voting securities of such third Person and no other Persons owns a greater number of outstanding voting securities of such third Person or (b) over other members of a Person’s immediate family. Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Exercise Date” means the date the Holder exercises this Warrant.

“Exercise Period” means the period beginning on the Closing Date of the Convertible Loan and ending on the earlier of (a) the date of the fifth (5th) year anniversary of the date thereof; and (b) the closing of an IPO.

“Exercise Price Per Share” means the per share exercise price for the purchase of the Series E Preferred Shares or Series D Preferred Shares as determined herein and subject to adjustment as provided herein.

“Fully-diluted Basis” means that all options, warrants or other rights of any kind to acquire Ordinary Shares and all securities convertible or exchangeable into Ordinary Shares outstanding or deemed to be outstanding at that time shall be deemed to have been fully exercised, converted or exchanged, as the case may be; for the avoidance of doubt, the number of Ordinary Shares then reserved for any employee stock option plan should be deemed to be outstanding at the time of determination.

“IPO” means the initial public offering of the Company’s securities.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, of the Company.

“Permitted Transferee” means an Affiliate of the Holder.

“Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“Reorganization” means an reorganization of the Company in preparation for its IPO, where StarCloud Media is to become a wholly owned subsidiary of the Company and the shareholders (or their respective nominees) who are shareholders of StarCloud Media are to become shareholders of the Company with the same proportional equity interests as their proportional shareholdings in StarCloud Media.

“Reorganization Documents” means the Sale and Purchase Agreement dated September [ 21 ], 2010, the Agreement for the Transfer and Assumption of Obligations under the Series D Preferred Shares Purchase Agreement, the Series E Preferred Shares Purchase Agreement, the Fifth Amended and Restated Shareholders’ Agreement, the Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement and the Fourth Amended and Restated Voting Agreement dated September [ 21 ], 2010, the Warrant Exchange Agreement dated September [ 21 ], 2010, the Amended and Restated Memorandum and Articles of Association of the Company dated September [ 21 ], 2010, and any other agreements and documents in connection with the Reorganization of the Company.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder, all as from time to time in effect.

“Series D Preferred Shares” mean the series D preferred shares of the Company, par value US$0.0001 per share.

“Series D Financing Documents” means the share purchase agreement dated March 26, 2008, the shareholders agreement dated March 26, 2008, the right of first refusal agreement dated March 26, 2008, the voting agreement dated March 26, 2008, and the sixth restated and amended memorandum and articles of association of StarCloud Media dated May 21, 2008, and any other agreements and documents in connection with the issuance and purchase of Series D Preferred Shares of StarCloud Media.

“Series E Preferred Shares” means a new series of shares, the series E preferred shares, of the Company, par value US$0.0001 per share.

“Series E Financing Documents” means any and all agreements and documents the execution of which are contemplated for the purpose of the completion of the Series E Preferred Share Financing.

“Shares” means all of the shares of the Company.

“Warrant” as used herein, shall include this Warrant and any warrant delivered in substitution or exchange therefor as provided herein.

“Warrant Shares” shall have the meaning ascribed to it in the first paragraph of this Warrant.

2. Exercise of Warrant

2.1. Exercise and Payment. Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part, at any time during the Exercise Period by the delivery of notice of exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”), duly executed by the Holder, to the Company at the address provided for notice to the Company under the Convertible Loan Agreement, and within ten (10) Business Days thereafter, the Holder shall (a) surrender this Warrant to the Company at such address and (b) effect payment to the Company, (i) in cash, by check or by wire transfer, (ii) by cancellation of indebtedness of the Company owed to the Holder, or (iii) by a combination of (i) and (ii). The Warrant will expire if not exercised within the Exercise Period.

2.2. Share Certificates; Fractional Shares. Upon surrender of this Warrant and payment of the Exercise Price by the Holder, the Company shall register the Holder as a member of the Company in the Company’s register of members in respect of the number of Warrant Shares issuable upon such exercise, and issue and deliver to the Holder or person(s) entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise at the Company’s expense. No fractional Warrant Share or scrip representing a fractional Warrant Share shall be issued upon an exercise of this Warrant. The number of shares to be issued upon exercise of the Warrant will, if it is not a whole number, be rounded down to the nearest lower whole number.

2.3 Effective Date of Exercise. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and payment by the Holder of the Exercise Price as provided in Clause 2.1 above. The Person entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares from the date upon which the register of members is amended to record the issue of such Warrant Shares.

2.4 Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof.

3. Series of Shares, Exercise Price Per Share and Number of Warrant Shares

The aggregate number of Warrant Shares issuable upon the exercise of this Warrant will be equal to the result obtained by dividing the Exercise Price by the Exercise Price Per Share. The series of shares that will constitute the Warrant Shares, and the Exercise Price Per Share will be determined in accordance with this Section 3:

(a)	If the Series E Closing has occurred on or before December 31, 2010, this Warrant will be exercisable for the purchase of Series E Preferred Shares and the Exercise Price Per Share will be equal to the purchase price per share of the Series E Preferred Shares in the Series E Preferred Share Financing;

(b)	If the Series E Closing has not occurred on or before December 31, 2010, and a Loan Conversion Price has been agreed to by the Company and the Co-Lead Lenders, the Warrants will be exercisable for the purchase of Series D Preferred Shares and the Exercise Price Per Share will be equal to such Loan Conversion Price being agreed to; and

(c)	If the Series E Closing has not occurred on or before December 31, 2010, and a Loan Conversion Price has not been agreed to by the Company and the Co-Lead Lenders, the Warrants will be exercisable for the purchase of Series D Preferred Shares at a price based on a valuation of the Company of US$187 million on a Fully-diluted Basis.

4. Adjustment of Exercise Price Per Share and Number of Warrant Shares. The Exercise Price Per Share and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon occurrence of certain events before the Exercise Date as described in this Section 4. For the avoidance of doubt, any adjustment under this Section 4 that is due to be made as of a date prior to the date on which the Exercise Price Per Share is determined shall be made after the Exercise Price Per Share is determined and retroactively applied as if the Exercise Price Per Share had been determined as of such prior date:

4.1. Dividend, Subdivision, Combination or Reclassification of Series E Preferred Shares or Series D Preferred Shares. If the Company shall, at any time or from time to time, (i) declare a dividend on the Series E Preferred Shares or Series D Preferred Shares, as applicable, payable in shares of its capital stock (including Series E Preferred Shares or Series D Preferred Shares, as applicable), (ii) subdivide the outstanding Series E Preferred Shares or Series D Preferred Shares, as applicable, (iii) combine the outstanding Series E Preferred Shares or Series D Preferred Shares, as applicable, into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Series E Preferred Shares or Series D Preferred Shares, as applicable (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Exercise Price Per Share in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Exercise Price Per Share shall again be adjusted to be the Exercise Price Per Share in effect immediately prior to such record date.

4.2. Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for the distribution to all holders of Series E Preferred Shares or Series D Preferred Shares, as applicable (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, property, subscription rights or warrants, or other assets (other than dividends payable in capital stock for which adjustment is made under Section 4.1), the Exercise Price Per Share shall be reduced to the price determined by multiplying the Exercise Price Per Share in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Exercise Price Per Share on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors if in a form other than cash or readily marketable securities) of the portion of the evidences of indebtedness, property, subscription rights or warrants or other assets so to be distributed applicable to one share of Series E Preferred Shares or Series D Preferred Shares, as applicable and the denominator of which shall be such Exercise Price Per Share. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price Per Share shall be adjusted to the Exercise Price Per Share in effect immediately prior to such record date.

4.3. Other Changes, etc. If the Company at any time or from time to time, after the issuance of this Warrant but prior to the exercise hereof, shall take any action affecting its Series E Preferred Shares or Series D Preferred Shares, as applicable, similar to or having an effect similar to any of the actions described in Section 4.1, 4.2 or 4.5 (but not including any action described in such Sections) then, and in each such case, the Exercise Price Per Share and number of Warrant Shares shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

4.4. Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than Series E Preferred Shares or Series D Preferred Shares, as applicable, the number of such other shares so receivable upon exercise of this Warrant and the Exercise Price Per Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series E Preferred Shares or Series D Preferred Shares, as applicable, contained in this Section 4.

4.5. Adjustment for Capital Reorganization, Merger or Consolidation. In case of any reorganization of the capital shares of the Company (other than a combination, reclassification or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all the assets of the Company then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive, upon exercise of this Warrant, and upon payment of the Exercise Price then in effect, the number of shares or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 4. The foregoing provisions of this Section 4.5 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the shares or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

5. Certificate as to Adjustments. In each case of any adjustment in the Exercise Price Per Share, or number or type of shares issuable upon exercise of this Warrant, the chief financial officer (or any person of an equivalent position) of the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price Per Share. The Company shall promptly send (by facsimile or electronic mail, and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

6. Loss or Mutilation. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

7. Reservation of Shares. The Company hereby covenants and agrees that at all times there shall be reserved in the Company’s authorized but unissued share capital for issuance upon exercise of this Warrant such number of Warrant Shares (or other securities of the Company as are from time to time issuable upon exercise of this Warrant) and Ordinary Shares for issuance on conversion of such Warrant Shares, including, amending its Memorandum and Articles of Association or other constitutional documents from time to time to increase its authorized share capital as necessary. All such shares shall be duly authorized, and when issued by way of registration in the name of the Holder in the Company’s register of members upon such exercise in accordance with the terms herein, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive and similar rights (“Encumbrances”), except such Encumbrances arising under law or under the Series E Financing Documents or the Reorganization Documents (including the Series D Financing Documents as amended and assigned), as applicable. The Holder acknowledges that “reserve,” “reservation” or similar words may have no technical meaning under Cayman Islands laws. For purposes only of this Warrant, “reserve”, “reservation” and similar words shall mean that the Board of Directors of the Company have approved and authorized an intent by the Company to refrain from issuing a number of Warrant Shares sufficient to satisfy the exercise rights of the holder of this Warrant (including Ordinary Shares issuable upon conversion of such Series E Preferred Shares or Series D Preferred Shares, as applicable) such that such Warrant Shares (and the Ordinary Shares issuable upon conversion thereof) will remain in the authorized but unissued capital of the Company until, as applicable, this Warrant is exercised in accordance with its terms or the Warrant Shares are converted into Ordinary Shares in accordance with the terms thereof.

8. Transfer and Exchange. Subject to the terms and conditions of this Warrant and the Series E Financing Documents or the Reorganization Documents, as applicable, and compliance with all applicable securities laws, this Warrant and all rights hereunder may be transferred to any person, in whole or in part, on the books of the Company maintained for such purpose at the address provided for notice to the Company under the Convertible Loan Agreement, by the Holder hereof in person, or by duly authorized attorney, upon surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any permitted partial transfer, the Company will issue and deliver to the Holder a new Warrant or Warrants with respect to the Warrant Shares not so transferred. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that when this Warrant shall have been so endorsed, the person in possession of this Warrant may be treated by the Company, and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding; provided, however, that until a transfer of this Warrant is duly registered on the books of the Company, the Company may treat the Holder hereof as the owner for all purposes.

9. Restrictions on Transfer. The Holder, by acceptance hereof, agrees that it will not sell or transfer any or all of this Warrant, any Warrant Shares, or any Ordinary Shares or other shares or securities issued upon exercise of this Warrant, or upon conversion of Warrant Shares issued upon exercise of this Warrant, as the case may be, except (a) to a Permitted Transferee of such Holder, or (b) pursuant to a sale or transfer by the Holder of Shares made in compliance with the provisions of the Series E Financing Documents or the Reorganization Documents, as applicable. The Company shall not transfer or assign its rights or obligations hereunder without the prior written consent of the Holder (or their successors or permitted assigns, as applicable).

10. Representations and Warranties. The Company covenants that the representations and warranties set forth in Schedule A hereto shall be true and correct in all respects as of the date hereof and as of the Exercise Date, provided that if any of the representations or warranties set forth in Schedule A shall become untrue on the date of exercise of this Warrant, due to amendment of applicable laws by competent government authorities or due to the action of any third party, the Company shall notify the Holder of such situation promptly after it has become aware of the same.

11. Compliance with Securities Laws. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Warrant Share purchased upon exercise of this Warrant or any Common Share acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof in the United States; that the Holder has had such opportunity as such Holder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of its investment in the company; that the Holder is able to bear the economic risk of holding such Warrant Shares as may be acquired pursuant to the exercise of this Warrant for an indefinite period; that the Holder understands that the Warrant Shares acquired pursuant to the exercise of this Warrant or Ordinary Shares acquired upon conversion thereof will not be registered under the Securities Act (unless otherwise required pursuant to exercise by the Holder of the registration rights, if any, previously granted to the Holder) and will be “restricted securities” within the meaning of Rule 144 under the Securities Act; and that all share certificates representing Warrant Shares issued to the Holder upon exercise of this Warrant or Ordinary Shares upon conversion of such Warrant Shares may have affixed thereto a legend substantially in the following form:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS. INVESTORS MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

12. No Rights or Liabilities as Shareholders. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder or member of the Company. In the absence of affirmative action by such Holder to purchase Warrant Shares by exercise of this Warrant or Ordinary Shares upon conversion thereof, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof shall cause such Holder hereof to be a shareholder or member of the Company for any purpose.

13. Registration Rights. All Warrant Shares issuable upon exercise of this Warrant and Ordinary Shares issuable upon conversion of the Warrant Shares shall be “Registrable Securities” within the meaning of the relevant provisions of the Series E Financing Documents or the Reorganization Documents (including the Series D Financing Documents as amended and assigned), as applicable, and are entitled, subject to the terms and conditions of that agreement, to all registration rights granted to the Holder thereunder.

14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

15. Notices. All notices and other communications from the Company to the Holder shall be given in accordance with the Convertible Loan Agreement.

16. Headings. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

17. Law Governing. This Warrant shall be governed in all respects by the laws of the State of New York without regards to conflicts of law principles.

18. Dispute Resolution. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong in accordance with Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the date of this Agreement (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice New York law. The arbitration shall be conducted in English. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

19. No Impairment. The Company will not cooperate with or facilitate any amendment of its Memorandum and Articles of Association or other constitutional documents, or any reorganization, consolidation, merger, dissolution, issue or sale of shares, sale of assets or any other voluntary action, so as to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will use its best efforts to ensure that the par value of any shares issuable upon the exercise of this Warrant will not be increased above the amount payable therefor upon such exercise, and (b) will take or procure the taking of all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon exercise of this Warrant and fully paid and non-assessable Ordinary Shares upon conversion of such Warrant Shares.

20. Notices of Record Date. In the event:

(a) the Company shall take a record of the holders of its Series E Preferred Shares or Series D Preferred Shares or Ordinary Shares (or other shares or securities at the time receivable upon the exercise of this Warrant), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of any class or any other securities or to receive any other right; or

(b) of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the shares of the Company, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company’s shares are to receive shares, securities or property of another corporation; or

(c) of any voluntary dissolution, liquidation or winding-up of the Company; or

(d) of any redemption or conversion of all outstanding Ordinary Shares or Series E Preferred Shares or Series D Preferred Shares;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (ii) the date on which a record is to be taken for a vote on such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion, and the time, if any is to be fixed, as of which the holders of record of Series E Preferred Shares, or Series D Preferred Shares, or Ordinary Shares or such shares or securities as at the time are receivable upon the exercise of this Warrant, shall be entitled to exchange their Series E Preferred Shares, Series D Preferred Shares, Ordinary Shares or such other shares or securities, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least twenty (20) days prior to the date therein specified.

21. Severability. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

22. Counterparts. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument, but all of which together shall constitute one and the same instrument.

23. Entire Agreement. This Warrant, the Convertible Loan Agreement, and the Series E Financing Documents, or the Reorganization Documents, as applicable, constitute the entire agreement between the Company and the Holder with respect to the Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.

24. Binding Effect: Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

25. No Inconsistent Agreements. The Company will not on or after the date of this Warrant enter into any agreement with respect to its Shares which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof. The rights granted to Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s Shares under any other agreements, except rights that have been waived.

IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the day and year herein above first written.

TUDOU HOLDINGS LIMITED

By:	/s/ Wei Wang
Name: Title:

Accepted and agreed by Column A Column G

By:	/s/ Column H
Name: Column H Title: Column I

SIGNATURE PAGE TO THE WARRANT NO. Column F

EXHIBIT A

FORM OF NOTICE OF EXERCISE

NOTICE OF EXERCISE

To:	TUDOU HOLDINGS LIMITED (the “Company”)

The undersigned hereby elects to purchase              Series E Preferred Shares pursuant to the terms of the attached Warrant (the “Warrant”). Payment of the Exercise Price (as defined in the Warrant) required under the Warrant accompanies this notice or herewith tenders payment by wire transfer to an account previously designated by the Company.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Column A

By:

Name:

Title:

Address:

Schedule A

Corporate Status. The Company is organized under the laws of the Cayman Islands and is duly incorporated, validly existing, and in good standing under the laws of the Cayman Islands.

Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the Company to execute and perform this Warrant has been taken.

Validity of Warrant. This Warrant is a legally valid and binding obligation of the Company. Upon issuance, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable, and free of any liens or encumbrances except for restrictions on transfer under the securities laws and any agreement to which the Holder becomes a party. The issuance of this Warrant and the issuance of the Warrant Shares do not and will not violate any agreements to which the Company is, or at the time of issuance will be, a party.

Sufficient Shares. The Company has a sufficient number of Warrant Shares to enable the exercise in full of this Warrant and a sufficient number of Ordinary Shares to enable the conversion of all Warrant Shares into Ordinary Shares. In the event the number of authorized but unissued Warrant Shares or Ordinary Shares of the Company is not sufficient to effect the exercise in full of the Warrant or conversion of Warrant Shares specified under the Exercise Notice at the time of exercise, the Company shall promptly take all necessary actions to increase its authorized but unissued Warrant Shares or Ordinary Shares, as the case may be, to such number to be sufficient for such purposes.

No Inconsistent Agreements. The Company has not previously entered into, and will not on or after the date of this Warrant enter into, any agreement with respect to its securities that is inconsistent with this Warrant or that would preclude the Company from discharging its obligations hereunder.

Governmental and Third Party Consents. All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with or from any governmental agency or authority or any other person or entity required on the part of the Company in connection with the execution, delivery or performance of this Warrant and the consummation of the transactions contemplated herein have been obtained.

Compliance with Other Instruments. The Company is not in violation of any provision of its Memorandum or Articles of Association; any mortgage, indenture, contract, agreement, instrument, judgment, decree or order; or any statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Warrant pursuant to the terms hereof, will not result in any violation or be in conflict with or constitute a default under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision.

Litigation. There is no action, suit, proceeding or investigation pending or currently threatened against the Company which questions the validity of this Warrant or the right of the Company to enter into it, or to consummate the transactions contemplated hereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. The Company is not a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality the provisions of which may have a material adverse effect on the Company’s financial condition, business or properties. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. There is no action, suit, proceeding or investigation pending or threatened (or any basis therefor) involving the prior employment of any of the Company’s officers, employees or consultants, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

	Column A	Column B	Column C	Column D	Column E	Column F	Column G	Column H	Column I
1	GGV II Delaware L.L.C.	US$2,500,000	By Granite Global Ventures II L.P. its Member By Granite Globla Ventures II L.L.C., its General Partner	Hany Nada	Managing Director	1	By Granite Global Ventures II L.P. its Member By Granite Global Ventures II L.L.C., its General Partner	Hany Nada	Managing Director
2	Crescent Peak II Limited	US$2,500,000	N/A	David Hand	Director	2	N/A	David Hand	Director
3	IDG Technology Venture Investment IV, L.P.	US$1,000,000	N/A	Hugo Shong	Authorized Signatory	3	N/A	Hugo Shong	Authorized Signatory

4	General Catalyst Group IV, L.P.	US$1,071,568.3902	By: General Catalyst Partners IV, L.P. its General Partner By General Catalyst GP IV, LLC its General Partner	William J. Fitzgerald	Member and Chief Financial Officer	4	By: General Catalyst Partners IV, L.P. its General Partner By General Catalyst GP IV, LLC its General Partner	William J. Fitzgerald	Member and Chief Financial Officer

5	GC Entrepreneurs Fund IV, L.P.	US$28,431.6098	By: General Catalyst Partners IV, L.P. its General Partner By General Catalyst GP IV, LLC its General Partner	William J. Fitzgerald	Member and Chief Financial Officer	5	By: General Catalyst Partners IV, L.P. its General Partner By General Catalyst GP IV, LLC, its General Partner	William J. Fitzgerald	Member and Chief Financial Officer
6	Venrock Partners V, L.P.	US$30,600	N/A	Ray A. Rothrock	Partner	6	By: Venrock Partners Management V LLC, its General Partner	David C. Stepp	Authorized Signatory

7	Venrock Associates V, L.P.	US$360,920	N/A	Ray A. Rothrock	Partner	7	By: Venrock Management V LLC, its General Partner	David C. Stepp	Authorized Signatory
8	Venrock Entrepreneurs Fund V, L.P.	US$8,480	N/A	Ray A. Rothrock	Partner	8	By: VEF Management V LLC, its General Partner	David C. Stepp	Authorized Signatory